Exhibit 99.2

Williams Scotsman Investor Q&A

1.              When do you expect the deal to be finalized?

•                  The transaction is expected to close in the fourth quarter of 2007.

2.              Was there an auction process associated with this transaction?

•                  The proxy statement will describe in detail the process leading up to the merger transaction.

3.              Who approached whom?

•                  The proxy statement will describe in detail the process leading up to the merger transaction.

4.              Does the Board of Directors recommend this transaction? Was the vote unanimous?

•                  The merger agreement contemplating the transaction was unanimously approved by Williams Scotsman’s Board of Directors, and the Board recommends that Williams Scotsman’s shareholders adopt it.

5.              Who are your largest shareholders and how do you think they will react?

•                  As we disclosed in the press release, approximately 27% of the Company’s total shares outstanding have agreed to vote in favor of the transaction.  We cannot speak for the rest of our holders.

6.              Does this transaction require shareholder approval?

•                  Yes.  There will be a special meeting of shareholders to approve the adoption of the merger agreement contemplating the transaction.

7.              Will this transaction require HSR review?  Do you anticipate that to be an issue?  What about regulatory approvals in Europe?

•                  The transaction is subject to customary closing conditions, which include approval by Williams Scotsman’s shareholders, HSR approval and consent of the relevant competition authorities in Spain.

8.              Did you get a fairness opinion regarding the transaction?

•                  CIBC World Markets and Banc of America Securities LLC have each provided Williams Scotsman with a fairness opinion.

9.              What do the fairness opinions say?

•                  Each of the financial advisors provided Williams Scotsman with an opinion to the effect that, as of the date of such opinion, the consideration to be received by holders of common stock is fair, from a financial point of view, to such holders.

10.       Will Williams Scotsman’s management team stay on after the transaction closes?

•                  As part of the transaction, it is expected that Gerry Holthaus will become CEO of the combined business.  It is also expected that Williams Scotsman’s North American management team will remain in place.

11.       Why didn’t you announce publicly that you were exploring strategic alternatives for the business?

•                  We are always exploring opportunities to enhance both the prospects of the business and shareholder value.

•                  As a public company, it is our fiduciary responsibility to explore any and all options, and we have consistently done that.

12.       How did you arrive at the intended pricing for this deal?

•                  The proxy statement will describe in detail the process leading up to the merger transaction.

13.       Did the buyer pay a premium in the transaction?

•                  Under the terms of the transaction, Williams Scotsman shareholders will receive $28.25 per share in cash, which represents a premium of approximately 21% to Williams Scotsman’s closing price on Nasdaq on July 18, 2007.

•                  This represents a premium of approximately 20% to Williams Scotsman’s average closing share price on Nasdaq over the 30 trading days through July 18, 2007.

•                  This represents a premium of approximately 23% to Williams Scotsman’s average closing share price on Nasdaq over the 90 trading days through July 18, 2007.

•                  This represents a premium of approximately 30% to Williams Scotsman’s average closing share price on Nasdaq over the 180 trading days through July 18, 2007.

14.       Would you entertain a higher bid from another party?

•                  The terms of the transaction include a “go shop” provision through which Williams Scotsman can solicit proposals from third parties through August 17, 2007.  Williams Scotsman intends to solicit proposals during this period.

15.       What are the terms of the agreement?  Is there a breakup fee?

•                  The main terms of the agreement are as follows:

-                    Ristretto will purchase all outstanding shares of Williams Scotsman for $28.25 per share in cash.

-                    Gerry Holthaus, currently Chairman and Chief Executive Officer of Williams Scotsman, is expected to also become the Chief Executive Officer of Ristretto, Algeco’s parent company, upon completion of the acquisition, responsible for all operations of the combined company.

-                    Bruno Roqueplo will continue as Chief Executive Officer of Algeco, reporting to Gerry Holthaus.

-                    The merger agreement includes a customary termination provision.

•                  Please refer to the press release we distributed today, as well as our Form 8-K, which includes the definitive merger agreement, for a full description of the terms of the transaction.

16.       Is the deal contingent on financing?

•                  No.  The deal is not contingent on financing.

17.       When will the proxy be filed?

•                  The proxy will be filed in the next several weeks.

18.       Have all insiders agreed to vote their shares in favor of the merger?  What percentage of the outstanding stock has been committed to the deal?

•                  Scotsman Partners, L.P., Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P., which collectively represent approximately 27% of the company’s outstanding shares, have entered into agreements to vote all of their shares in favor of the merger agreement with Ristretto and not to transfer any of their shares. These voting agreements expire upon termination of the merger agreement.

19.       What will happen to the Williams Scotsman brand name?

•                  It is expected that Williams Scotsman will continue to operate under the Williams Scotsman name in North America.

20.       Is there a chance this transaction will not be completed?

•                  There is always a chance that a transaction is not finalized.  However, we anticipate a smooth path towards a closing some time in the fourth quarter of 2007.

21.       What are the fees for your advisors?

•                  That information will be included in the proxy filing related to the transaction, which will be filed in the next several weeks.

22.       Who owns Ristretto?

•                  Ristretto is ultimately owned by investment funds managed by TDR Capital LLP, the European based private equity firm, and Capital Management and Investment plc, the UK listed investment vehicle.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Statements herein regarding the proposed transaction between Ristretto Group S.a.r.l. and Williams Scotsman International, Inc., future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of Williams Scotsman International, Inc.’s stockholders to approve the transaction.  Additional factors that may affect future results are contained in Williams Scotsman International, Inc.’s filings with the Securities and Exchange Commission (“SEC”), including Williams Scotsman International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, which are available at the SEC’s Web site http://www.sec.gov.  The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, Williams Scotsman International, Inc. plans to file with the SEC a Proxy Statement.  Investors and security holders of Williams Scotsman International, Inc. are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they are available because they will contain important information about Williams Scotsman International, Inc., the proposed transaction and related matters.  The final Proxy Statement will be mailed to stockholders of Williams Scotsman International, Inc.  Investors and security holders of Williams Scotsman International, Inc. will be able to obtain copies of the Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about Williams Scotsman International, Inc., without charge, at the SEC’s Internet site (http://www.sec.gov).  These documents may also be obtained for free from Williams Scotsman International, Inc. by directing a request to Williams Scotsman International, Inc., Investor Relations, 8211 Town Center Drive, Baltimore, Maryland 21236 or at Williams Scotsman International, Inc.’s Investor Relations page on its corporate website at www.willscot.com.

PARTICIPANTS IN SOLICITATION

Williams Scotsman International, Inc. and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Williams Scotsman International, Inc.’s stockholders in respect of the proposed transaction.  Information regarding Williams Scotsman International, Inc.’s participants is available in Williams Scotsman International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 and Williams Scotsman International, Inc.’s proxy statement, dated March 30, 2007, for its 2007 annual meeting of stockholders, which are filed with the SEC.  Additional information regarding the interests of such participants will be included in the Proxy Statement to be filed with the SEC.